Exhibit 21.1
SUBSIDIARIES OF REGISTRANT
AS OF OCTOBER 31, 2010

ABM INDUSTRIES INCORPORATED
(*) ABM Facility Services Company
ABM Engineering Services Company
ABM Security Services, Inc.
SSA Security, Inc.
Elite Security, Inc.
Ampco System Parking
Ampco-M***
Ampco Pacific Airpark, LLC***
Pansini Oakland Associates, LP***
American Public Services
ATL and Electrical Services
ATL Services
ATL Services of the Midwest
ABM Janitorial Services, Inc.
ABM Janitorial Services — Mid-Atlantic, Inc.
ABM Janitorial Services — North Central, Inc.
ABM Janitorial Services — Northeast, Inc.
ABM Janitorial Services — Northern California
ABM Janitorial Services — Northwest, Inc.
ABM Janitorial Services — South Central, Inc.
ABM Janitorial Services — Southeast, LLC
ABM Janitorial Services — Southwest, Inc.
ABM Government Services, Inc.
American Building Maintenance Co. of Hawaii
Allied Maintenance Services, Inc.
ABM Janitorial Services Co., Ltd.
Canadian Building Maintenance Company, Ltd.
Supreme Building Maintenance, Ltd.
Diversco, Inc.
OneSource Holdings, LLC
OneSource Facility Services, LLC
ABM Janitorial Services — Midwest, LLC
OneSource Servicos de Mexico S.A. de C.V.
FCI Servicos de Mexico S.A. de C.V.
FCI Servisitema S.A. de C.V.
OneSource Painting, Inc.**
OneSource Property Holdings, Inc.**
OneSource Landscape & Golf Services, Inc.
Servall Services, Inc.
SM Newco Corp.
Southern Management
ABM Shared Services, Inc.
Amtech Energy Services**
Amtech Reliable Elevator Company of Texas**
OneSource Services, LLC

*	Subsidiary relationship to Company or to subsidiary parents shown by progressive indentation.

**	Inactive companies

***	Limited Partnership